UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

Puda Coal, Inc.
(Exact name of registrant as specified in its charter)

333-85306
(Commission File Number)

Delaware	65-1129912
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

426 Xuefu Street, Taiyuan, Shanxi Province,
The People’s Republic of China
(Address of principal executive offices, with zip code)

011 86 351 228 1302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On July 30, 2009, Puda Coal, Inc. (the “Company”) completed a reincorporation from a Florida corporation to a Delaware corporation by filing (i) a Certificate of Conversion with the Secretary of State of the State of Delaware, (ii) a Certificate of Incorporation with the Secretary of State of the State of Delaware and (iii) a Certificate of Conversion with the Secretary of State of the State of Florida.  Each issued and outstanding share of common stock, par value $0.001 per share, of the Florida-incorporated Company was automatically converted into 0.142857 issued and outstanding share of common stock, par value $0.001 per share, of the Delaware-incorporated Company.  No fractional shares was or will be issued in connection with the conversion; instead, the Company rounded up the fractional share to the nearest whole number.  The total number of authorized shares of common stock and preferred stock did not change as a result of the conversion.

Following the reincorporation, the Company is deemed for all purposes of the laws of Delaware and Florida to be the same entity as prior to the reincorporation.  The reincorporation does not result in any change in the name, federal tax identification number, business, physical location, assets, liabilities or net worth of the Company.  The reincorporation does not result in a change in the trading status of the Company’s common stock, which continues to trade on the OTC Bulletin Board. The new trading symbol, starting August 6, 2009, will be “PUDZ.”  In addition, the reincorporation does not affect any of the Company’s material contracts with any third parties. The directors and executive officers of the Company continue to serve for the terms for which they were elected.

The reincorporation does not alter any shareholder’s percentage ownership interest owned in the Company.  Each outstanding option or warrant to purchase one share of the Florida-incorporated Company’s common stock under the Company’s 2008 Equity Incentive Plan was automatically convert into an option to purchase 0.142857 share of common stock of the Delaware-incorporated Company with the option exercise price increased proportionately at a 1:7 ratio.  The Company’s issued unvested restricted stock are subject to the same conversion ratio as well.

The rights of the Company’s shareholders are now governed by Delaware corporate law rather than Florida corporate law.  The material differences between the Delaware General Corporation Law and the Florida Business Corporation Act are summarized in our Form 8-K filed on July 8, 2009, which is hereby incorporated by reference in its entirety, including the exhibits, unless stated otherwise in this report.

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

The charter and Bylaw amendments as discussed in the Form 8-K filed on July 8, 2009 became effective as of July 30, 2009.  Our disclosure in the Form 8-K as well as the exhibits filed therewith is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUDA COAL, INC.

Date: August 5, 2009	By:	/s/ Qiong Wu
Qiong Wu
Chief Financial Officer